HSBC USA INC.

BY‑LAWS

(As Amended and Restated effective April 23, 2014)

BY-LAWS
OF
HSBC USA INC.

ARTICLE I
OFFICES

Section 1.1    The principal office of HSBC USA Inc. (the "Corporation") in the State of Maryland shall be in the City of Baltimore, State of Maryland.

Section 1.2    The Corporation may also have offices at such other place or places, both within and without the State of Maryland, as the Board of Directors, or the President of the Corporation acting under delegated authority, may from time to time determine.

ARTICLE II
STOCKHOLDERS

Section 2.1    Place of Stockholders’ Meetings. Meetings of the Corporation's stockholders shall be held at such place in the United States as is set from time to time by the Corporation's Board of Directors.

Section 2.2    Annual Meetings of Stockholders. The annual meeting of the Corporation's stockholders shall be held on such date and at such time as is fixed by the Board of Directors; provided, however, that so long as HSBC Holdings plc and its subsidiaries own 100 percent of the outstanding common stock of the Corporation, action to elect directors may be taken by written consent in lieu of an annual meeting and the Board will not be required to fix a date and time for an annual meeting of the Corporation’s stockholders. At each annual meeting, the Corporation's stockholders shall elect a Board of Directors and transact such other business as may properly be brought before the meeting in accordance with these By-Laws. Except as the Charter or statute provides otherwise, any business may be considered at an annual meeting without the purpose of the meeting having been specified in the notice. Failure to hold an annual meeting does not invalidate the Corporation's corporate existence or affect any otherwise valid corporate acts of the Corporation.

Section 2.3    Special Meetings of Stockholders. Special meetings of the Corporation's stockholders may be called by the Chief Executive Officer or a majority of the Corporation's Board of Directors by vote at a meeting or in writing (addressed to the Secretary of the Corporation) with or without a meeting. Special meetings of the Corporation’s stockholders shall be called by the Secretary on the written request of stockholders of the Corporation entitled to cast at least 25 percent of all the votes entitled to be cast at the meeting. A stockholders’ request for a special meeting shall state the purpose of the meeting and the matters proposed to be acted on at it. The Secretary shall inform the stockholders who make the request of the reasonably estimated costs of preparing and mailing a notice of meeting and, on payment of these costs to the Corporation, notify each stockholder entitled to notice of the meeting. Unless requested by stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting, a special meeting need not be called to consider any matter which is substantially the same as a matter voted on at any special meeting of stockholders of the Corporation held in the preceding 12 months. Business transacted at any special meeting of stockholders shall be limited to the purpose stated in the notice thereof. Notwithstanding the foregoing, so long as HSBC Holdings plc and its subsidiaries own 100 percent of the outstanding common stock of the Corporation, this provision may be waived and any action to be taken at a special meeting of the Corporation’s stockholders may be taken by written consent.

Section 2.4    Notice of Stockholders’ Meetings; Waiver of Notice. Not less than 10 days nor more than 90 days before the date of every stockholders’ meeting, the Secretary shall give to each stockholder entitled to vote at such meeting written notice stating the time and place of the meeting and, in the case of a special meeting or if notice of the purpose is required by statute, the purpose or purposes for which the meeting is called, either by mail or by presenting it to him personally or by leaving it at his residence or usual place of business. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the stockholder at his address as it appears on the records of the Corporation, with postage thereon prepaid. Notwithstanding the foregoing provisions, a waiver of notice in writing, signed by the person or persons entitled to such notice and filed with the records of the meeting, whether before or after the holding thereof, or actual attendance at the meeting in person or by proxy, shall be deemed equivalent to the giving of such notice to such persons. Notwithstanding the foregoing, so long as HSBC Holdings plc and its subsidiaries own 100 percent of the outstanding common stock of the Corporation, this provision may be waived and any action to be taken at a special meeting of the Corporation’s stockholders may be taken by written consent.

Section 2.5    Quorum at Stockholders’ Meetings; Voting; Adjournments. Unless any statute or the Charter provides otherwise, at each meeting of the Corporation's stockholders, the presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting constitutes a quorum, and a majority of all the votes cast at a meeting at which a quorum is present is sufficient to approve any matter which properly comes before the meeting, except that a plurality of all votes cast at a meeting at which a quorum is present is sufficient to elect a director. Whether or not a quorum is present, a meeting of stockholders convened on the date for which it was called may be adjourned from time to time without further notice by a majority vote of the stockholders present in person or by proxy to a date not more than 120 days after the original record date. Any business which might have been transacted at the meeting as originally notified may be deferred and transacted at any such adjourned meeting at which a quorum is present.

Section 2.6    General Right to Vote; Proxies. Unless the Charter provides for a greater or lesser number of votes per share or limits or denies voting rights, each outstanding share of stock, regardless of class, is entitled to one vote on each matter submitted to a vote at a meeting of stockholders; however, a share is not entitled to be voted if any installment payable on it is overdue and unpaid. In all elections of directors, each share of stock may be voted for as many persons as there are directors to be elected and for whose election the share is entitled to be voted. A stockholder may vote the stock the stockholder owns of record either in person or by proxy. A stockholder may sign a writing authorizing another person to act as proxy. Signing may be accomplished by the stockholder or the stockholder’s authorized agent signing the writing or causing the stockholder’s signature to be affixed to the writing by any reasonable means, including facsimile signature. A stockholder may authorize another person to act as proxy by transmitting, or authorizing the transmission of, a telegram, cablegram, datagram, or other means of electronic transmission to the person authorized to act as proxy or to a proxy solicitation firm, proxy support service organization, or other person authorized by the person who will act as proxy to receive the transmission. Unless a proxy provides for a longer period, it is not valid more than eleven months after its date. A proxy is revocable by a stockholder at any time without condition or qualification unless the proxy states that it is irrevocable and the proxy is coupled with an interest. The interest with which a proxy may be coupled includes an interest in the stock to be voted under the proxy or another general interest in the Corporation or its assets or liabilities.

Section 2.7    List of Stockholders. At each meeting of stockholders, a full, true and complete list of all stockholders entitled to vote at such meeting, showing the number and class of shares held by each and certified by the transfer agent for such class or by the Secretary, shall be furnished by the Secretary.

Section 2.8    Conduct of Voting. At all meetings of stockholders, unless the voting is conducted by inspectors, the proxies and ballots shall be received, and all questions touching the qualification of voters and the validity of proxies, the acceptance or rejection of votes and procedures for the conduct of business not otherwise specified by these By-Laws, the Charter or law, shall be decided or determined by the chairman of the meeting. If demanded by stockholders, present in person or by proxy, entitled to cast 10% in number of votes entitled to be cast, or if ordered by the chairman of the meeting, the vote upon any election or question shall be taken by ballot. Before any meeting of the stockholders, the Board of Directors may appoint persons to act as inspectors of election at the meeting and any adjournment thereof. If no inspectors of election are so appointed, the chairman of the meeting may, and on the request of stockholders, present in person or by proxy, entitled to cast 10% in number of votes entitled to be cast, shall, appoint inspectors of election at the meeting. The number of inspectors shall be either one or more. If inspectors are appointed at a meeting on the request of stockholders, the holders of a majority of shares present in person or by proxy shall determine whether one or more inspectors are to be appointed. No candidate for election as a director at a meeting shall serve as an inspector thereat. If any person appointed as inspector fails to appear or fails or refuses to act, the chairman of the meeting may, and upon the request of a stockholder shall, appoint a person to fill that vacancy. The inspectors shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies; receive votes, ballots or consents; hear and determine all challenges and questions in any way arising in connection with the right to vote; count and tabulate all votes or consents; determine when polls shall close; determine the result; and do any other acts that may be proper to conduct the election or vote with fairness to all stockholders. Unless so demanded or ordered, no vote need be by ballot and voting need not be conducted by inspectors.

Section 2.9.    Advance Notice Provisions for Election of Directors. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation. Nominations of persons for election to the Board of Directors may be made at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors, (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (b) by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 2.9 and on the record date for the determination of stockholders entitled to vote at such meeting and (ii) who complies with the notice procedures set forth in this Section 2.9.

To be timely, a stockholder's notice must be delivered to or mailed and received by the Secretary at the principal executive offices of the Corporation (a) in the case of an annual meeting, not less than 120 days nor more than 150 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the 150th day prior to such annual meeting and not later than the close of business on the later of the 120th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made; and (b) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the 10th day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.

To be in proper written form, a stockholder's notice to the Secretary must set forth (a) as to each person whom the stockholder proposes to nominate for election as a director, all information relating to such person that is required to be disclosed in connection with solicitations of proxies for election of directors pursuant to Regulation 14A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice, (i) the name and address of such stockholder as they appear on the Corporation’s books and of the beneficial owner, if any, on whose behalf the nomination is made, (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder and such beneficial owner, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Regulation 14A of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to be named as a nominee and to serve as a director if elected.

No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 2.9. If the chairman of the meeting determines that nomination was not made in accordance with the foregoing procedures, the chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded. No adjournment or postponement of a meeting of stockholders shall commence a new period for the giving of notice of a stockholder proposal hereunder.

Section 2.10.    Advance Notice Provisions for Business to be Transacted at Annual Meeting. No business may be transacted at an annual meeting of stockholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (c) otherwise properly brought before the annual meeting by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 2.10 and on the record date for the determination of stockholders entitled to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this Section 2.10.

To be timely, a stockholder's notice must be delivered to or mailed and received by the Secretary at the principal executive offices of the Corporation not less than 120 days nor more than 150 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the 150th day prior to such annual meeting and not later than the close of business on the later of the 120th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.

To be in proper written form, a stockholder’s notice to the Secretary must set forth as to each matter such stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address of such stockholder as they appear on the Corporation’s books and of the beneficial owner, if any, on whose behalf the proposal is made, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder and such beneficial owner, (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business, and (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in Section 2.9 or in this Section 2.10, provided, however, that once business has been properly brought before the annual meeting in accordance with such procedures, nothing in Section 2.9 nor in this Section 2.10 shall be deemed to preclude discussion by any stockholder of any such business. If the chairman of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted. No adjournment or postponement of a meeting of stockholders shall commence a new period for the giving of notice of a stockholder proposal hereunder.

ARTICLE III
DIRECTORS

Section 3.1    The number of directors of the Corporation which shall constitute the whole of the Corporation's Board of Directors (the "Board") shall not be less than three nor more than thirty. Within the limits above specified, the number of directors constituting the Board shall be determined by resolution of the Board or by the Corporation's stockholders at the Annual Meeting, but the tenure of office of a director shall not be affected by any decrease in the number of directors so made by the Board. The directors shall be elected for one or three year terms at the Annual Meeting of stockholders, except as provided in Section 3.2 of this Article, and each director elected shall hold office until his successor is elected and qualified.

Each non-executive director will be elected for an initial three year term, and subject to re-election by the stockholders, may be elected for two additional three year terms. Following nine years of service as a director, subject to determination of the Board of the continuing independence of a director, the Board may invite a director to serve for additional one year terms. Executive directors will serve one year terms. Directors need not be stockholders.

Section 3.2    Vacancies among the Board may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next Annual Meeting and until their successors are duly elected and shall qualify, unless sooner displaced. A director elected to fill a vacancy shall serve for the unexpired portion of the term of his predecessor in office.

Section 3.3    The business of the Corporation shall be managed by its Board, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders. The directors shall choose from among their number a Chairman of the Board.

Section 3.4    At any meeting of stockholders, duly called and at which a quorum is present, the stockholders may, by the affirmative vote of the holders of a majority of the votes entitled to be cast on the election or removal of such director, remove any director or directors from office and may elect a successor or successors to fill any resulting vacancies for the unexpired terms of removed directors. In case such a removal occurs but the stockholders entitled to vote thereon fail to fill any resulting vacancies, such vacancies may be filled by the Board of Directors pursuant to Section 3.2.

MEETINGS OF THE BOARD OF DIRECTORS

Section 3.5    The Board may hold meetings, both regular and special, either within or without the State of Maryland.

Section 3.6    Regular meetings of the Board shall be held at such time and place as designated by the Board. No notice of a Regular Meeting shall be required if the meeting is held according to a Schedule of Regular Meetings approved by the Board.

Section 3.7    Special Meetings of the Board may be called by the Chairman of the Board or the Chief Executive Officer upon notice to each director, either personally, by mail, by telex or by telegram. Special Meetings shall be called by the Chief Executive Officer or Secretary in like manner and on like notice upon the written request of four or more directors. Notice of the place, day and hour of every Special Meeting shall be given to each director at least twenty-four (24) hours before the time of the meeting, by delivering the same to him personally, by telephone, by telex, by telegraph, or other electronic means, or by delivering the same at his residence or usual place of business, or, in the alternative, by mailing such notice at least seventy-two (72) hours before the time of the meeting, postage paid, and addressed to him at his last known post office address, according to the records of the Corporation. Unless required by the By-Laws or by resolution of the Board of Directors, no notice of any meeting of the Board of Directors need state the business to be transacted thereat. No notice of any meeting of the Board of Directors need be given to any director who attends, or to any director who, in writing executed and filed with the records of the meeting either before or after the holding thereof, waives such notice. Any meeting of the Board of Directors, Annual or Special, may adjourn from time to time to reconvene at the same or some other place, and no notice need be given of any such adjourned meeting other than by announcement.

Section 3.8     A majority of the members of the Board if the total number is odd or one-half thereof if the total number is even shall constitute a quorum at any meeting except as may be otherwise specifically provided by statute or by the Articles of Incorporation. If a quorum shall not be present at any meeting of the Board, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. Members of the Board or any committee designated thereby may participate in a meeting of the Board or any such committee by means of current technology by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at such meeting.

Section 3.9    Unless otherwise restricted by the Articles of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto, in writing or writings and the writing or writings are filed with the minutes of the proceedings of the Board or committee.

Section 3.10    On any question on which the Board of Directors shall vote, the names of those voting and their votes shall be entered in the minutes of the meeting when any member of the Board so requests.

COMMITTEES OF DIRECTORS

Section 3.11    Executive Committee. The Board of Directors may appoint from among its members an Executive Committee of not less than three directors. When the Board of Directors is not in session, the Executive Committee shall have and may exercise, in the absence of or subject to any restrictions which the Board of Directors may from time to time impose, all of the powers of the Board of Directors in the management of the business and affairs of the

Corporation, except the power to authorize dividends on stock, elect directors, issue stock other than as provided in the next sentence, recommend to the stockholders any action which requires stockholder approval, amend these By-Laws, or approve any merger or share exchange which does not require stockholder approval. If the Board of Directors has given general authorization for the issuance of stock providing for or establishing a method or procedure for determining the number of shares to be issued, a committee of the Board, in accordance with that general authorization or any stock option or other plan or program adopted by the Board of Directors, may authorize or fix the terms of stock subject to classification or reclassification and the terms on which any stock may be issued, including all terms and conditions required or permitted to be established or authorized by the Board of Directors.

Section 3.12    Audit Committee. The Board shall designate an Audit Committee, which shall hold office until the next annual meeting of the Board following the annual meeting of stockholders, consisting of not less than three of its members, other than officers of the Corporation.

Section 3.13    Other Committees. The Board of Directors may appoint any other committees, each of which shall be composed of one or more directors, as determined by the Board from time to time. Such other committees shall have such powers, subject to the same limitations as are applicable to the Executive Committee under Section 3.11, as shall be designated by the Board from time to time.

Section 3.14    Committee Procedure. Each committee shall keep minutes of its proceedings when exercising powers of the Board of Directors and may fix rules of procedure for its business. A majority of the members of a committee shall constitute a quorum for the transaction of business and the act of a majority of those present at a meeting at which a quorum is present shall be the act of the committee. The members of a committee present at any meeting, whether or not they constitute a quorum, may appoint an eligible director to act in the place of an absent member. Any action required or permitted to be taken at a meeting of a committee may be taken without a meeting, if an unanimous written consent which sets forth the action is signed by each member of the committee and filed with the minutes of the committee. The members of a committee may conduct any meeting thereof by current technology in accordance with the provisions of Section 3.8.

RESIGNATION OF DIRECTORS

Section 3.15    Any director may resign at any time either by oral tender of such resignation at any meeting of the Board or to the Chairman or President or by giving written notice thereof to the Corporation. Any resignation shall be effective immediately, unless a date certain is specified for it to take effect.

ARTICLE IV
OFFICERS

Section 4.1    Officers. The Policy Making Officers of the Corporation shall be appointed by the Board of Directors. The Policy Making Officers shall include the President and Chief

Executive Officer, the Chief Financial Officer, Chief Risk Officer, Head of Human Resources, Head of Internal Audit, General Counsel, the heads of the principal business lines and the Corporate Secretary, and heads of certain other control functions as may be determined by the Board. The Board of Directors shall also appoint General Officers to manage the day-to-day business functions of the Corporation. The President and Chief Executive Officer and the Head of Human Resources shall each have the authority to appoint General Officers up to and including the level of Executive Vice President. Policy Making Officers shall have the authority to appoint General Officers up to and including the level of Senior Vice President.

The Policy Making Officers and any Executive Vice President or above shall also have the authority to appoint general agents, counsel and attorneys at law or in fact as such officer shall deem desirable for such periods and on such terms as it may deem advisable, and to revoke such appointments as may be necessary or desirable. Any Senior Vice President or above shall have the authority to appoint agents, counsel and attorneys at law or in fact as such officer shall deem desirable for such periods and on such terms as it may deem advisable with specific limited authority to assist in the ministerial aspects of their area of responsibilities, and to revoke such appointments as may be necessary or desirable. Any Vice President or above shall have the authority to appoint agents, counsel and attorneys at law or in fact as such officer shall deem desirable for such periods and on such terms as it may deem advisable, and to revoke such appointments as may be necessary or desirable, with specific limited authority to assist in the ministerial aspects of their areas of responsibilities pursuant to specific routine, repetitive delegations of authority. Any delegation of authority to appoint agents, counsel and attorneys at law or in fact authorized above shall be subject to review and approval by internal legal counsel for the Corporation.

The Board may from time to time designate, employ, or appoint such other officers and assistant officers, agents, employees, counsel, and attorneys at law or in fact as it shall deem desirable for such periods and on such terms as it may deem advisable, and such persons shall have such titles, only such power and authority, and perform such duties as the Board may determine.

Section 4.2    Duties of Chairman of the Board. The Chairman of the Board shall be a director and shall preside at all meetings of the Board and of the Stockholders at which he shall be present. The Chairman shall, in general, perform duties incident to the office of Chairman as may be prescribed by the Board.

Section 4. 3    Duties of President. The President shall be a director. The President may execute, in the name of the Corporation, all authorized deeds, mortgages, bonds, contracts or other instruments, except in cases in which the execution thereof shall have been expressly delegated to some other officer or agent of the Corporation. In general, he shall perform such duties usually performed by a president of a corporation and shall perform such other duties and may have such other powers as are from time to time assigned to him by the Board.

Section 4. 4    Duties of Chief Executive Officer. At the next meeting of the Board following the Annual Meeting of Stockholders, or other meeting at which Policy Making Officers are or may be elected, the Board shall appoint the Chief Executive Officer of the Corporation. The

Chief Executive Officer shall have general authority over all matters relating to the business and affairs of the Corporation subject to the control and direction of the Board.

Section 4. 5    Duties of Senior Executive Vice Presidents, Executive Vice Presidents and Senior Vice Presidents. Each Senior Executive Vice President, Executive Vice President and Senior Vice President shall have such powers and perform such duties as may be prescribed by the Chief Executive Officer of the Corporation or the Board. In the absence or inability of any officer designated by the Chief Executive Officer to act as the Chief Executive Officer, as may be required in accordance with Section 4 above, the senior of the Senior Executive Vice Presidents, Executive Vice Presidents and Senior Vice Presidents, if one has been so designated, shall, unless another officer of the Corporation is so designated by the Chief Executive Officer, perform the duties of the Chief Executive Officer and Chairman for such time period as required.

Section 4. 6    Duties of Secretary. The Secretary shall record the proceedings of meetings of the stockholders and directors, give notices of meetings, and shall, in general, perform all duties incident to the office of Secretary and such other duties as may be prescribed by the Board.

Section 4. 7    Duties of Treasurer. The Treasurer shall have custody of all funds, securities, evidences of indebtedness, and other similar property of the Corporation, and shall, in general, perform all duties incident to the office of Treasurer and such other duties as may be prescribed by the Board. In the absence of an appointment of a Treasurer, the Chief Financial Officer shall have the responsibilities of and perform the duties of the Treasurer.

ARTICLE V
CERTIFICATES OF STOCK

Section 5.1    Every holder of stock in the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation by the President or a Vice President and the Treasurer or an Assistant Treasurer, or the Secretary, a Deputy or Associate or Assistant Corporate Secretary of the Corporation, certifying the number of shares owned by him in the Corporation.

Section 5.2    Where a certificate is manually countersigned (1) by a transfer agent, other than the Corporation or its employee, or, (2) by a registrar, other than the Corporation or its employee, any other signature on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is signed, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

LOST CERTIFICATES

Section 5.3    The Board may authorize a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

TRANSFER OF STOCK

Section 5.4    Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 5.5    The Board may, at its discretion, appoint one or more banks or trust companies in New York City, and in such other city or cities as the Board may deem advisable, including any banking subsidiary of the Corporation, from time to time, to act as transfer agent(s) and registrar(s) of the stock of the Corporation.

FIXING RECORD DATE

Section 5.6    The Board is hereby empowered to fix, in advance, a date as the record date for the purpose of determining stockholders, or stockholders entitled to receive payment of any dividend or the allotment of any rights, or in order to make determination of stockholders for any other proper purpose. Such date in any case shall be not more than ninety (90) days, and in case of a meeting of stockholders, not less than ten (10) days, prior to the date of which the particular action, requiring such determination of stockholders is to be taken. In lieu of fixing a record date, the Board may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, twenty (20) days. If the stock transfer books are closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such books shall be closed for at least ten (10) days immediately preceding such meeting.

If no record date is fixed:

(1)    The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

(2)    The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

STOCK LEDGER

Section 5.7    Original or duplicate stock ledgers, containing the name and addresses of the stockholders of the Corporation and the number of shares of each class held by them respectively, shall be kept at the offices of a transfer agent for the particular class of stock, within or without the State of Maryland, or, if none, at a principal office or the principal executive offices of the Corporation.

REGISTERED STOCKHOLDERS

Section 5.8    The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Maryland.

ARTICLE VI
GENERAL PROVISIONS

DIVIDENDS

Section 6.1    Subject to the provisions of the Articles of Incorporation, dividends, if any, may be declared by the Board at any meeting, pursuant to the law.

EXECUTION OF INSTRUMENTS

Section 6.2    All agreements, indentures, mortgages, deeds, conveyances, transfers, certificates, declarations, receipts, discharges, releases, satisfactions, settlements, petitions, schedules, accounts, affidavits, bonds, undertakings, proxies and other instruments or documents may be signed, executed, acknowledged, verified, delivered or accepted on behalf of the Corporation by the Chairman of the Board or any Policy Making Officer, or any Vice President, Assistant Officer, agent or attorney at law or in fact authorized pursuant to Section 4.1 of these Bylaws. Any such instruments may also be executed, acknowledged, verified, delivered or accepted in behalf of the Corporation in such other manner and by such other officers as the Board may from time to time direct. The provisions of this Section 6.2 are supplementary to any other provisions of these By-Laws. Each of the foregoing authorizations shall be at the pleasure of the Board, and each such authorization by the Chief Executive Officer or his designee also shall be at the pleasure of the Chief Executive Officer.

FISCAL YEAR

Section 6.3    The fiscal year of the Corporation shall be the calendar year.

SEAL

Section 6.4    The Corporation's seal shall have inscribed thereon the name of the Corporation and the words "Corporate Seal, Maryland". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

SHARES OF OTHER CORPORATIONS

Section 6.5    The Chairman of the Board, the President, any Vice President, and the Secretary is each authorized to vote, represent and exercise on behalf of the Corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of the Corporation. The authority herein granted to said officer to vote or represent on behalf of the Corporation any and all shares held by the Corporation in any other corporation or corporations may be exercised either by said officer in person or by any other person authorized so to do by proxy or power of attorney duly executed by said officers. Notwithstanding the above, however, the Board, in its discretion, may designate by resolution the person to vote or represent said shares of other corporations.

RECORDS

Section 6.6     The By-Laws and the proceedings of all meetings of the stockholders, the Board, and standing committees of the Board, shall be recorded in appropriate minute books provided for the purpose. The minutes of each meeting of the stockholders and the Board shall be signed by the Secretary or other officer appointed to act as secretary of the meeting. The minutes of each meeting of a committee or the Board shall be signed by the chairperson of such committee or other director or officer appointed to act as secretary of the meeting.

EMERGENCY BYLAWS

Section 6.7    (a) When Operative. Notwithstanding any different provision in the preceding Articles of the bylaws or in the Certificate of Incorporation, the emergency bylaws provided in this Article VI shall be operative during any emergency resulting from an attack on the United States or on a locality in which the Corporation conducts its business or customarily holds meetings of its Board or its stockholders, or during any nuclear or atomic disaster, or during the existence of any catastrophe, or other similar emergency condition, as a result of which a quorum of the Board or a standing committee thereof cannot readily be convened for action.

(b) Board Meetings. During any such emergency, a meeting of the Board may be called by any director or, if necessary, by any officer who is not a director. The meeting shall be held at such time and place, within or without Baltimore, Maryland, specified by the person calling the meeting and in the notice of the meeting which shall be given to such of the directors as it may be feasible to reach at the time and by such means as may be feasible at the time, including publication or radio. Such advance notice shall be given as, in the judgment of the person calling the meeting, circumstances permit. Two directors shall constitute a quorum for the transaction of business. To the extent required to constitute a quorum at the meeting, the officers present shall be deemed, in order of rank and within the same rank in order of seniority, directors for the meeting.

(c) Amendments to Emergency Bylaws. These emergency bylaws may be amended, either before or during any emergency, to make any further or different provision that may be practical and necessary for the circumstances of the emergency.

RIGHT TO INDEMNIFICATION

Section 6.8    (a) Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the Corporation or, while a director or officer of the Corporation is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (an "Indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Annotated Code of Maryland, as the same exists or may hereafter be amended, against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith and such indemnification shall continue as to an Indemnitee who has ceased to be a director or officer and shall inure to the benefit of the Indemnitee's heirs, executors and administrators; provided, however, that, except as provided in Section 6.8(b) hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such Indemnitee in connection with a proceeding (or party thereof) initiated by such Indemnitee only if such proceeding (or part thereof) was authorized by the Board. The right to indemnification conferred in this Section 6.8 shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Annotated Code of Maryland so requires, an advancement of expenses incurred by an Indemnitee shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such Indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise.

(b) Right of Indemnitee to Bring Suit. If a claim under paragraph (a) of this Section 6.8 is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of such Indemnitee's undertaking the Indemnitee shall be entitled to be paid the expense of prosecuting or defending such suit. In any suit brought by the Indemnitee to enforce a right to indemnification hereunder it shall be a defense that, and in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the Indemnitee has not met the applicable standard of conduct set forth in the Annotated Code of Maryland. Neither the failure of the Corporation to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the Annotated Code of Maryland, nor an actual determination by the Corporation that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking by the Indemnitee, the Corporation shall have the burden of proving that the Indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Section 6.8 or otherwise.

(c) Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this Section 6.8 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's Certificate of Incorporation, By-Law, agreement, vote of stockholders or disinterested directors or otherwise.

(d) Indemnification of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the Board, grant rights to indemnification, and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Section 6.8 with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

(e) Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense liability or loss under the Delaware General Corporation Law, as the same exists or may hereafter be amended.

ARTICLE VII
AMENDMENTS

Section 7.1    The By-Laws may be added to, amended, altered or repealed at any regular meeting of the Board, by a vote of a majority of the total number of the directors, or at any meeting of stockholders, duly called and held, by a majority of the stock represented at such meeting.

ARTICLE VIII

Section 8.1    Notwithstanding any other provision of the charter of the Corporation or these By-Laws, Title 3, Subtitle 7 of the Corporations and Associations Article of the Annotated Code of Maryland (or any successor statute) shall not apply to the acquisition of all of the common stock, $5.00 par value per share, of the Corporation by HSBC Holdings plc, an English public limited company, pursuant to that certain Transaction Agreement and Plan of Merger, dated May 10, 1999, as amended by Amendment No. 1, dated November 8, 1999, and as may be further amended from time to time, by and among HSBC Holdings Plc, the Corporation, Safra Republic Holdings S.A., a societe anonyme organized and existing under the laws of Luxembourg, and RNYC Merger Corporation, a Maryland corporation, and to the other transactions contemplated thereby.

Section 8.2    Notwithstanding any other provision of the charter of the Corporation or these By-Laws, Title 3, Subtitle 7 of the Corporations and Associations Article of the Annotated Code of Maryland (or any successor statute) shall not apply to the grant by the Corporation of the option to HSBC Holdings Plc, an English public limited company, pursuant to that certain Stock Option Agreement, dated May 10, 1999, between the Corporation and HSBC of shares of the Corporation’s common stock pursuant thereto.

Section 8.3    Notwithstanding any other provision of the charter of the Corporation or these By-Laws, Title 3, Subtitle 7 of the Corporations and Associations Article of the Annotated Code of Maryland (or any successor statute) shall not apply to the Stockholders Agreement, dated May 10, 1999, as amended by Amendment No. 1 to the Stockholders Agreement, dated November 8, 1999, and as may be further amended from time to time, among HSBC, an English public limited company, RNYC Holdings Limited, a Gibraltar corporation, Congregation Beit Yaakov, Saban S.A., a Panamanian corporation, Mr. Edmond J. Safra, HSBC North America Inc., a Delaware corporation, and in part, the Corporation, or the exercise by HSBC of its rights thereunder.

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